Exhibit 21.1

WMC FINANCE CO.

SUBSIDIARY INFORMATION

WMC Mortgage Corp. (fka Weyerhaeuser Mortgage Company; fka Pacific Western Mortgage), a Delaware corporation

WMC Residco, Inc., a Delaware corporation

American Loan Centers, Inc., a Massachusetts corporation

Mason-McDuffie Mortgage Corporation, a Delaware corporation

Mason-McDuffie Service Co., a California corporation

The Spring Mountain Group (fka Southern Cities Investment Co.), a California corporation

Westwood Associates, a California corporation

WMC Acquired Assets Corp. (fka WMC Finance Corp. I), a California corporation

WMC Funding Corp. (fka Homebuilders Partners, Inc.), a California corporation

WMC Funding II Corp., a Delaware corporation

WMC Mortgage Corp. Hawaii (fka Homebuilders Limited, Inc.), a California corporation

WMC Secured Assets Corp., a Delaware corporation

WMC Title Services, Inc., a Nevada corporation

WMC Cayman I, a Cayman Islands, British West Indies corporation

WMC Cayman II, a Cayman Islands, British West Indies corporation

CreditQuick.Com, LLC (fka CIA II, LLC), a California limited liability company